EXHIBIT 99.2

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,434	$5,762
Accounts receivable - trade, net	225,776	171,550
Inventories	88,820	55,428
Other	22,212	19,798

Total current assets	342,242	252,538

FIXED ASSETS, at cost	374,284	373,339
Less: Accumulated depreciation	(117,809)	(108,283)

Net fixed assets	256,475	265,056

NET INVESTMENT IN DIRECT FINANCING LEASES, net of unearned income	165,983	168,438
EQUITY INVESTEES	335,404	343,434
INTANGIBLE ASSETS, net of amortization	108,663	120,175
GOODWILL	325,046	325,046
OTHER ASSETS, net of amortization	28,950	32,048

TOTAL ASSETS	$1,562,763	$1,506,735

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable - trade	$202,332	$165,978
Accrued liabilities	42,998	40,736

Total current liabilities	245,330	206,714

SENIOR SECURED CREDIT FACILITIES	406,000	360,000
SENIOR UNSECURED NOTES	250,000	250,000
DEFERRED TAX LIABILITIES	14,247	15,193
OTHER LONG-TERM LIABILITIES	5,723	5,564
COMMITMENTS AND CONTINGENCIES (Note 12)

PARTNERS’ CAPITAL:
Common unitholders, 64,615 units issued and outstanding at June 30, 2011 and December 31, 2010, respectively	641,463	669,264

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,562,763	$1,506,735

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES:
Supply and logistics	$698,343	$404,892	$1,326,140	$828,263
Refinery services	49,363	38,221	96,909	67,723
Pipeline transportation services	15,084	13,425	29,539	27,083

Total revenues	762,790	456,538	1,452,588	923,069

COSTS AND EXPENSES:
Supply and logistics product costs	653,544	369,228	1,250,683	761,419
Supply and logistics operating costs	25,813	23,763	50,038	47,629
Refinery services operating costs	30,264	21,790	59,850	38,017
Pipeline transportation operating costs	4,356	3,113	8,426	7,542
General and administrative	8,380	6,801	16,434	13,095
Depreciation and amortization	14,253	13,606	28,156	27,012
Net loss (gain) on disposal of surplus assets	249	(62)	238	18

Total costs and expenses	736,859	438,239	1,413,825	894,732

OPERATING INCOME	25,931	18,299	38,763	28,337
Equity in earnings of equity investees	592	363	3,789	545
Interest expense	(9,011)	(3,760)	(17,710)	(6,964)

Income before income taxes	17,512	14,902	24,842	21,918
Income tax expense	(154)	(981)	(454)	(1,672)

NET INCOME	17,358	13,921	24,388	20,246

Net loss attributable to noncontrolling interests	—	317	—	877

NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$17,358	$14,238	$24,388	$21,123

NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P. PER COMMON UNIT:
Basic and Diluted	$0.27	$0.29	$0.38	$0.36

WEIGHTED AVERAGE OUTSTANDING COMMON UNITS:
Basic and Diluted	64,615	39,586	64,615	39,567

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF COMPREHENSIVE INCOME

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$17,358	$13,921	$24,388	$20,246
Change in fair value of derivatives:
Current period reclassification to earnings	—	279	—	559
Changes in derivative financial instruments - interest rate swaps	—	4	—	(200)

Comprehensive income	17,358	14,204	24,388	20,605
Comprehensive loss attributable to noncontrolling interests	—	172	—	694

Comprehensive income attributable to Genesis Energy, L.P.	$17,358	$14,376	$24,388	$21,299

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(In thousands)

	Partners’ Capital
	Number of Common Units	Common Unitholders

Partners’ capital, December 31, 2010	64,615	$669,264
Net income	—	24,388
Cash distributions	—	(52,189)

Partners’ capital, June 30, 2011	64,615	$641,463

	Partners’ Capital
	Number of Common Units	Common Unitholders	General Partner	Accumulated Other Comprehensive Loss	Non- Controlling Interests	Total Capital

Partners’ capital, December 31, 2009	39,488	$585,554	$11,152	$(829)	$23,056	$618,933
Comprehensive income:
Net income	—	14,770	6,353	—	(877)	20,246
Interest rate swap loss reclassified to interest expense	—	—	—	274	285	559
Interest rate swap loss	—	—	—	(98)	(102)	(200)
Cash contributions	—	—	37	—	—	37
Cash distributions	—	(28,799)	(4,964)	—	(3)	(33,766)
Contribution for executive compensation	—	—	(1,676)	—	—	(1,676)
Unit based compensation expense	98	20	—	—	—	20

Partners’ capital, June 30, 2010	39,586	$571,545	$10,902	$(653)	$22,359	$604,153

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,388	$20,246
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	28,156	27,012
Amortization and write-off of credit facility issuance costs	1,310	1,269
Amortization of unearned income and initial direct costs on direct financing leases	(8,672)	(8,873)
Payments received under direct financing leases	10,926	10,926
Equity in earnings of investments in equity investees	(3,789)	(545)
Cash distributions of earnings of equity investees	5,917	1,122
Non-cash effect of equity-based compensation plans	(757)	72
Non-cash compensation credit	—	(1,676)
Deferred and other tax liabilities	21	414
Unrealized gain on derivative transactions	(15)	(1,105)
Other, net	972	303
Net changes in components of operating assets and liabilities (See Note 9)	(49,035)	(38,452)

Net cash provided by operating activities	9,422	10,713

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	(9,328)	(5,980)
Cash distributions received from equity investees - return of investment	6,096	180
Investments in equity investees	(194)	—
Other, net	1,041	640

Net cash used in investing activities	(2,385)	(5,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	267,900	345,029
Bank repayments	(221,900)	(307,029)
Credit facility issuance fees	—	(7,428)
General partner contributions	—	37
Noncontrolling interests contributions, net of distributions	—	(3)
Distributions to common unitholders	(52,189)	(28,799)
Distributions to general partner interest	—	(4,964)
Other, net	(1,176)	(511)

Net cash used in financing activities	(7,365)	(3,668)

Net (decrease) increase in cash and cash equivalents	(328)	1,885
Cash and cash equivalents at beginning of period	5,762	4,148

Cash and cash equivalents at end of period	$5,434	$6,033

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation and Consolidation

Organization

We are a growth-oriented master limited partnership focused on the midstream segment of the oil and gas industry in the Gulf Coast area of the United States. We conduct our operations through our operating subsidiaries and joint ventures. We manage our businesses through three divisions:

•	Pipeline transportation of crude oil and carbon dioxide (or CO2);

•

Refinery services involving processing of high sulfur (or “sour”) gas streams for refineries to remove the sulfur, and sale of the related by-product, sodium hydrosulfide (or NaHS, commonly pronounced nash);

•	Supply and logistics services, which includes terminaling, blending, storing, marketing, and transporting crude oil, petroleum products and CO2.

In February 2010, new investors, together with members of our executive management team, acquired our general partner. At that time, our general partner owned all our 2% general partner interest and all of our incentive distribution rights, or IDRs. In respect of its general partner interest and IDRs, our general partner was entitled to over 50% of any increased distributions we would pay in respect of our outstanding equity.

On December 28, 2010, we permanently eliminated our IDRs and converted our 2% general partner interest into a non-economic interest, which we refer to as our IDR Restructuring. We issued Class A Units, Class B Units and Waiver Units to the former stakeholders of our general partner in exchange for the elimination of our IDRs. See additional information on our outstanding equity in Note 6.

Basis of Presentation and Consolidation

The accompanying Unaudited Condensed Consolidated Financial Statements include Genesis Energy, L.P. and its operating subsidiaries, Genesis Crude Oil, L.P. and Genesis NEJD Holdings, LLC, and their subsidiaries, and Genesis Energy, LLC, our general partner. The inclusion of Genesis Energy, LLC in our Consolidated Financial Statements was effective December 28, 2010 due to our IDR Restructuring.

Our results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. The condensed consolidated financial statements included herein have been prepared by us without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they reflect all adjustments (which consist solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial results for interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading when read in conjunction with the information contained in the periodic reports we file with the SEC pursuant to the Securities Exchange Act of 1934, including the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Except per unit amounts, or as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Inventories

The major components of inventories were as follows:

	June 30, 2011	December 31, 2010
Crude oil	$15,219	$6,128
Petroleum products	59,460	38,588
Caustic soda	6,869	6,309
NaHS	7,245	4,387
Other	27	16

Total inventories	$88,820	$55,428

Inventories are valued at the lower of cost or market. The costs of inventories exceeded market values by approximately $0.4 million at June 30, 2011, and we reduced the value of inventory in our unaudited condensed consolidated financial statements for this difference. At December 31, 2010, market values of our inventories exceeded recorded costs.

3. Equity Investees

We are accounting for our 50% ownership in Cameron Highway Oil Pipeline Company (“Cameron Highway”) under the equity method of accounting.

The following table reflects summarized income statement information for Cameron Highway for only the three and six months ended June 30, 2011 as we did not acquire our 50% equity interest in Cameron Highway until November 23, 2010.

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Revenues	$9,835	$24,844
Operating Income	$2,783	$11,192
Net Income	$2,783	$11,202

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Intangible Assets and Goodwill

Intangible Assets

The following table reflects the components of intangible assets being amortized as of:

	June 30, 2011			December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Carrying Value	Gross Carrying Amount	Accumulated Amortization	Carrying Value
Refinery services customer relationships	$94,654	$57,625	$37,029	$94,654	$53,139	$41,515
Supply and logistics customer relationships	35,430	21,783	13,647	35,430	19,981	15,449
Refinery services supplier relationships	36,469	32,791	3,678	36,469	31,476	4,993
Refinery services licensing agreements	38,678	17,631	21,047	38,678	15,786	22,892
Supply and logistics trade names - Davison and Grifco	18,888	11,353	7,535	18,888	7,530	11,358
Intangibles associated with supply and logistics lease	13,260	1,855	11,405	13,260	1,618	11,642
Other	16,911	2,589	14,322	13,776	1,450	12,326

Total	$254,290	$145,627	$108,663	$251,155	$130,980	$120,175

The following table reflects our estimated amortization expense for each of the five subsequent fiscal years:

Year Ended December 31,	Amortization Expense to be Recorded
Remainder of 2011	$14,498
2012	$21,914
2013	$14,312
2014	$12,049
2015	$10,247

In the first quarter of 2011, we adjusted the useful lives of our supply and logistics trade names. As a result of this change in the amortization period of our assets, operating income and net income attributable to us for the three and six months ended June 30, 2011 decreased $1.4 million, or $0.02 per common unit and $2.9 million, or $0.04 per common unit, respectively. The impact of this change on net income for the remainder of 2011 and 2012 is expected to total $2.8 million and $2.3 million, respectively, and not be material in future periods. The table of estimated future amortization expense above reflects this change.

Goodwill

The carrying amount of goodwill by business segment at both June 30, 2011 and December 31, 2010 was $301.9 million to refinery services and $23.1 million to supply and logistics.

5. Debt

As of June 30, 2011, we had $406 million borrowed under our senior secured credit facility, with $70.4 million of that amount designated as a loan under the inventory sublimit. Additionally, we had $5.9 million in letters of credit outstanding. Due to the revolving nature of loans under our credit facility, additional borrowings and periodic repayments and re-borrowings may be made until the maturity date of June 30, 2015. The total amount available for borrowings at June 30, 2011 was $113.1 million under our credit facility.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

We believe the amounts included in our balance sheet for debt outstanding under our senior secured credit facility approximate fair value as interest rates reflect current market rates. At June 30, 2011, $250 million of senior unsecured notes were outstanding, which had a fair value of approximately $248.8 million.

We believe we were in compliance with the financial covenants contained in our credit facility and indenture as of June 30, 2011.

6. Partners’ Capital, Distributions and Net Income Per Common Unit

Partners’ Capital

At June 30, 2011 and December 31, 2010, our outstanding equity consisted of 64,575,065 Class A Units and 39,997 Class B Units. Additionally 6,949,004 Waiver Units were outstanding. On July 20, 2011, we issued 7,350,000 Class A Units in a public offering. We received proceeds, net of underwriting discount, of $185 million from the offering.

Distributions

We paid or will pay the following distributions in 2010 and 2011:

Distribution For	Date Paid	Per Unit Amount	Limited Partner Interests Amount	General Partner Interest Amount	General Partner Incentive Distribution Amount	Total Amount

Fourth quarter 2009	February 2010	$0.3600	$14,251	$291	$2,037	$16,579
First quarter 2010	May 2010	$0.3675	$14,548	$297	$2,339	$17,184
Second quarter 2010	August 2010	$0.3750	$14,845	$303	$2,642	$17,790
Third quarter 2010	November 2010	$0.3875	$15,339	$313	$3,147	$18,799
Fourth quarter 2010	February 2011	$0.4000	$25,846	$—	$—	$25,846
First quarter 2011	May 2011	$0.4075	$26,343	$—	$—	$26,343
Second quarter 2011	August 2011 (1)	$0.4150	$29,866	$—	$—	$29,866

(1)	This distribution will be paid on August 12, 2011 to unitholders of record as of August 5, 2011. It includes $3.1 million of distributions on the 7,350,000 Class A Common Units issued in July 2011.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Income Per Common Unit

The following table sets forth the computation of basic and diluted net income per common unit.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Numerators for basic and diluted net income per common unit:
Income attributable to Genesis Energy, L.P.	$17,358	$14,238	$24,388	$21,123
Less: General partner’s incentive distribution to be paid for the period	—	(2,642)	—	(4,981)
Add: Expense (Credit) for Class B Awards	—	301	—	(1,676)

Subtotal	17,358	11,897	24,388	14,466
Less: General partner 2% ownership	—	(238)	—	(289)

Income available for common unitholders	$17,358	$11,659	$24,388	$14,177

Denominator for basic and diluted per common unit:	64,615	39,586	64,615	39,567

Basic and diluted net income per common unit	$0.27	$0.29	$0.38	$0.36

7. Business Segment Information

We define Segment Margin as revenues less product costs, operating expenses (excluding non-cash charges, such as depreciation and amortization), and segment general and administrative expenses, plus our equity in distributable cash generated by our equity investees. Our segment margin definition also excludes the non-cash effects of our stock appreciation rights compensation plan, and includes the non-income portion of payments received under direct financing leases. Our chief operating decision maker (our Chief Executive Officer) evaluates segment performance based on a variety of measures including Segment Margin, segment volumes, where relevant, and maintenance capital investment.

In the first quarter of 2011, we reorganized our operating segments as a result of a change in the way our Chief Executive Officer evaluates the performance of operations, develops strategy and allocates capital resources. The results of our CO2 marketing activities and processing of syngas through a joint venture, formerly reported in the Industrial Gases Segment, are now included in our Supply and Logistics Segment. The change in operating segments had no impact on our reportable units for goodwill purposes. The historical segment disclosures have been recast to be consistent with the current presentation. This recast also included combining revenues and costs and expenses for our industrial gases activities shown separately in our Unaudited Condensed Consolidated Statements of Operations in the 2010 period with revenues and costs and expenses for our supply and logistics activities.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Pipeline Transportation	Refinery Services	Supply & Logistics	Total
Three Months Ended June 30, 2011
Segment margin (a)	$16,927	$18,947	$11,799	$47,673

Maintenance capital expenditures	$39	$160	$411	$610

Revenues:
External customers	$12,051	$51,334	$699,405	$762,790
Intersegment (b)	3,033	(1,971)	(1,062)	—

Total revenues of reportable segments	$15,084	$49,363	$698,343	$762,790

Three Months Ended June 30, 2010
Segment margin (a)	$11,437	$16,190	$10,222	$37,849

Maintenance capital expenditures	$78	$356	$484	$918

Revenues:
External customers	$11,498	$40,348	$404,692	$456,538
Intersegment (b)	1,927	(2,127)	200	—

Total revenues of reportable segments	$13,425	$38,221	$404,892	$456,538

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Pipeline Transportation	Refinery Services	Supply & Logistics	Total
Six Months Ended June 30, 2011
Segment margin (a)	$34,609	$36,895	$25,324	$96,828

Maintenance capital expenditures	$226	$367	$796	$1,389

Revenues:
External customers	$24,644	$100,917	$1,327,027	$1,452,588
Intersegment (b)	4,895	(4,008)	(887)	—

Total revenues of reportable segments	$29,539	$96,909	$1,326,140	$1,452,588

Six Months Ended June 30, 2010
Segment margin (a)	$21,836	$29,450	$17,228	$68,514

Maintenance capital expenditures	$134	$815	$594	$1,543

Revenues:
External customers	$22,910	$71,718	$828,441	$923,069
Intersegment (b)	4,173	(3,995)	(178)	—

Total revenues of reportable segments	$27,083	$67,723	$828,263	$923,069

a)	A reconciliation of Segment Margin to income before income taxes for the periods presented is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Segment margin	$47,673	$37,849	$96,828	$68,514
Corporate general and administrative expenses	(7,689)	(5,975)	(15,073)	(11,405)
Depreciation and amortization	(14,253)	(13,606)	(28,156)	(27,012)
Net (loss) gain on disposal of surplus assets	(249)	62	(238)	(18)
Interest expense	(9,011)	(3,760)	(17,710)	(6,964)
Non-cash expenses not included in segment margin	7,102	1,559	(333)	1,335
Other items excluded from income affecting segment margin	(6,061)	(1,227)	(10,476)	(2,532)

Income before income taxes	$17,512	$14,902	$24,842	$21,918

b)	Intersegment sales were conducted on an arm’s length basis.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. Transactions with Related Parties

Sales, purchases and other transactions with affiliated companies, in the opinion of management, are conducted under terms no more or less favorable than then-existing market conditions. Affiliates of Denbury Resources, Inc. sold its interests in our general partner on February 5, 2010. Transactions with Denbury are included in the table below as related party transactions through February 5, 2010.

The transactions with related parties were as follows:

	Six Months Ended June 30,
	2011	2010

Petroleum products sales to an affiliate of the Robertson Group	$21,254	$—
Marine operating fuel and expenses provided by an affiliate of the Robertson Group	1,820	1,333
Sales of CO2 to Sandhill	975	1,308
Petroleum products sales to Davison family businesses	487	464
Operations, general and administrative services provided by our general partner (1)	—	23,131
Truck transportation services provided to Denbury	—	182
Pipeline transportation services provided to Denbury	—	1,365
Payments received under direct financing leases from Denbury	—	99
Pipeline transportation income portion of direct financing lease fees from Denbury	—	1,502
Pipeline monitoring services provided to Denbury	—	10
CO2 transportation services provided by Denbury	—	373

(1)	Our general partner became a wholly-owned subsidiary in December 2010.

Amounts due to and from Related Parties

At June 30, 2011 and December 31, 2010, an affiliate of the Robertson Group owed us $0.7 million and $1.4 million, respectively, for petroleum products purchases, and we owed the affiliate $0.1 million and $0.2 million, respectively, for marine-related costs. Sandhill owed us $0.2 million for purchases of CO2 at June 30, 2011 and December 31, 2010.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Supplemental Cash Flow Information

The following table provides information regarding the net changes in components of operating assets and liabilities.

	Six Months Ended June 30,
	2011	2010
Decrease (increase) in:
Accounts receivable	$(54,810)	$4,870
Inventories	(33,847)	(45,008)
Other current assets	(1,727)	(1,042)
Increase (decrease) in:
Accounts payable	37,167	5,302
Accrued liabilities	4,182	(2,574)

Net changes in components of operating assets and liabilities	$(49,035)	$(38,452)

Payments of interest and commitment fees were $17.6 million and $6.1 million for the six months ended June 30, 2011 and 2010, respectively.

At June 30, 2011, we had incurred liabilities for fixed asset and intangible asset additions totaling $0.9 million that had not been paid at the end of the second quarter, and, therefore, are not included in the caption “Payments to acquire fixed and intangible assets” under investing activities on the Unaudited Condensed Consolidated Statements of Cash Flows. At June 30, 2010, we had incurred $1.1 million of such liabilities that had not been paid at that date and are not included in “Payments to acquire fixed and intangible assets” and “Other, net” under investing activities.

10. Derivatives

Commodity Derivatives

At June 30, 2011, we had the following outstanding derivative commodity futures, forwards and options contracts that were entered into to hedge inventory or fixed price purchase commitments. We had no outstanding derivative contracts that were designated as hedges under accounting rules.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Sell (Short) Contracts	Buy (Long) Contracts
Not qualifying or not designated as hedges under accounting rules:
Crude oil futures:
Contract volumes (1,000 bbls)	193	101
Weighted average contract price per bbl	$95.37	$97.06

Heating oil futures:
Contract volumes (1,000 bbls)	305	56
Weighted average contract price per gal	$2.97	$2.91

RBOB gasoline futures:
Contract volumes (1,000 bbls)	60	—
Weighted average contract price per gal	$2.81	$—

#6 Fuel oil futures:
Contract volumes (1,000 bbls)	436	18
Weighted average contract price per bbl	$96.26	$97.77

Crude oil forwards:
Contract volumes (1,000 bbls)	31	31
Weighted average contract price per bbl	$96.34	$109.55

Crude oil written calls:
Contract volumes (1,000 bbls)	110	—
Weighted average premium received	$4.50	$—

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Financial Statement Impacts

The following tables reflect the estimated fair value gain (loss) position of our hedge derivatives and related inventory impact for qualifying hedges at June 30, 2011 and December 31, 2010:

Fair Value of Derivative Assets and Liabilities

	Asset Derivatives
	Unaudited Condensed Consolidated Balance Sheets Location	Fair Value
		June 30, 2011		December 31, 2010
Commodity derivatives - futures and call options:
Hedges designated under accounting guidance as fair value hedges	Other Current Assets	$—		$14
Undesignated hedges	Other Current Assets	1,104		493

Total asset derivatives		$1,104		$507

	Liability Derivatives
	Unaudited Condensed Consolidated Balance Sheets Location	Fair Value
		June 30, 2011		December 31, 2010
Commodity derivatives - forwards futures and call options:
Hedges designated under accounting guidance as fair value hedges	Other Current Assets	$—		$(191	) (1)
Undesignated hedges	Other Current Assets	(2,600	) (1)	(2,283	) (1)

Total liability derivatives		(2,600)		(2,474)

(1)	These derivative liabilities have been funded with margin deposits recorded in our Unaudited Condensed Consolidated Balance Sheets in Other Current Assets.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Effect on Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
	Amount of Gain (Loss) Recognized in Income
	Supply & Logistics Product Costs				Interest Expense Reclassified from AOCL		Other Comprehensive Loss Effective Portion
	Three Months Ended June 30,				Three Months Ended June 30,		Three Months Ended June 30,
	2011		2010		2011	2010	2011	2010
Commodity derivatives - forwards futures and call options:
Contracts designated as hedges under accounting guidance	$(173	) (1)	$1,032	(1)	$—	$—	$—	$—
Contracts not considered hedges under accounting guidance	(13,637)		4,977		—	—	—	—

Total commodity derivatives	(13,810)		6,009		—	—	—	—

Interest rate swaps designated as cash flow hedges under accounting guidance	—		—		—	(279)	—	4

Total derivatives	$(13,810)		$6,009		$—	$(279)	$—	$4

	Effect on Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
	Amount of Gain (Loss) Recognized in Income
	Supply & Logistics Product Costs				Interest Expense Reclassified from AOCL		Other Comprehensive Loss Effective Portion
	Six Months Ended June 30,				Six Months Ended June 30,		Six Months Ended June 30,
	2011		2010		2011	2010	2011	2010
Commodity derivatives - forwards futures and call options:
Contracts designated as hedges under accounting guidance	$(434	) (1)	$1,306	(1)	$—	$—	$—	$—
Contracts not considered hedges under accounting guidance	(31,890)		4,425		—	—	—	—

Total commodity derivatives	(32,324)		5,731		—	—	—	—

Interest rate swaps designated as cash flow hedges under accounting guidance	—		—		—	(559)	—	(200)

Total derivatives	$(32,324)		$5,731		$—	$(559)	$—	$(200)

(1)	Represents the amount of loss recognized in income for derivatives related to the fair value hedge of inventory. The amount excludes the gain on the hedged inventory under the fair value hedge of $0.2 million and $0.8 million for the three and six months ended June 30, 2011 and excludes the loss recorded on the hedged inventory of $0.4 million and $0.3 million for the three and six months ended June 30, 2010.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Fair-Value Measurements

The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2011. As required by fair value accounting guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value requires judgment and may affect the placement of assets and liabilities within the fair value hierarchy levels.

	Fair Value at June 30, 2011			Fair Value at December 31, 2010
Recurring Fair Value Measures	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Commodity derivatives:
Assets	$1,104	$—	$—	$507	$—	$—
Liabilities	$(2,225)	$(375)	$—	$(2,474)	$—	$—

Level 1

Included in Level 1 of the fair value hierarchy as commodity derivative contracts are exchange-traded futures and exchange-traded option contracts. The fair value of these exchange-traded derivative contracts is based on unadjusted quoted prices in active markets and is, therefore, included in Level 1 of the fair value hierarchy.

Level 2

Level 2 fair values are based on pricing inputs other than quoted prices in active markets (as reflected in Level 1 fair values) and are either directly or indirectly observable as of the measurement date. Level 2 fair values include instruments that are valued using financial models or other appropriate valuation methodologies. Such financial models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, the time value of money, volatility factors, current market and contractual prices for the underlying instruments and other relevant economic measures. Substantially all of these assumptions are: (i) observable in the marketplace throughout the full term of the instrument; (ii) can be derived from observable data; or (iii) are validated by inputs other than quoted prices (e.g., interest rate and yield curves at commonly quoted intervals). Our Level 2 fair values consist of forward commodity derivative instruments. The fair values of these derivative instruments are based on observable price quotes for similar products and locations.

Level 3

At June 30, 2011 and December 31, 2010, we had no Level 3 fair value measurements.

At June 30, 2010, our interest rate swaps were included within Level 3 of the fair value hierarchy. These swaps were settled in July 2010 in connection with the acquisition of the 51% of DG Marine we did not own and the termination of DG Marine’s credit facility. The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our derivatives measured at fair value using inputs classified as Level 3 in the fair value hierarchy:

	Three Months Ended June 30,	Six Months Ended June 30,
	2010	2010
Balance at beginning of period	(1,612)	(1,688)
Realized and unrealized gains (losses)-
Reclassified into interest expense for settled contracts	279	559
Included in other comprehensive income	4	(200)

Balance at end of period	$(1,329)	$(1,329)

Total amount of losses included in earnings attributable to the change in unrealized losses relating to liabilities still held at June 30, 2010		$(10)

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

See Note 10 for additional information on our derivative instruments.

We generally apply fair value techniques on a non-recurring basis associated with (1) valuing potential impairment loss related to goodwill, (2) valuing asset retirement obligations, and (3) valuing potential impairment loss related to long-lived assets.

12. Contingencies

We are subject to various environmental laws and regulations. Policies and procedures are in place to monitor compliance and to detect and address any material releases of crude oil from our pipelines or other facilities; however, no assurance can be made that such environmental releases may not substantially affect our business.

We are subject to lawsuits in the normal course of business, as well as examinations by tax and other regulatory authorities. We do not expect such matters presently pending to have a material effect on our financial position, results of operations, or cash flows.

13. Subsequent Event – Acquisition of Barges and Pushboats from Florida Marine

In the third quarter of 2011, we expect to complete a transaction to acquire, for $141 million, the black oil transportation fleet of Florida Marine Transporters, Inc. and its affiliates (FMT). The fleet consists of 30 barges (7 of which will be sub-leased under similar terms of an existing FMT lease) and 14 push/tow boats which transport heavy refined products, principally serving refineries and storage terminals along the Gulf Coast, Intracoastal Canal and western river systems of the United States. We expect to fund that acquisition with the proceeds of a public offering of our common units. On July 20, 2011, we issued 7,350,000 Class A Common Units, and received $185 million in proceeds, net of underwriting discounts. The remaining net proceeds of the offering were used for other purposes, including the repayment of borrowings outstanding under our credit facility.

14. Condensed Consolidating Financial Information

The $250 million Senior Unsecured Notes co-issued by Genesis Energy, L.P. and Genesis Energy Finance Corporation are fully and unconditionally guaranteed jointly and severally by all of Genesis Energy, L.P.’s subsidiaries, except Genesis Free State Pipeline, LLC, Genesis NEJD Pipeline, LLC and certain other minor subsidiaries. Genesis NEJD Pipeline, LLC is 100% owned by Genesis Energy, L.P., the parent company. The remaining non-guarantor subsidiaries are owned by Genesis Crude Oil, L.P., a guarantor subsidiary. Genesis Energy Finance Corporation has no independent assets or operations. See Note 10 for additional information regarding our consolidated debt obligations.

As a result of the IDR Restructuring on December 28, 2010 (see Note 1), each subsidiary guarantor and the subsidiary co-issuer are 100% owned, directly or indirectly, by Genesis Energy, L.P.

The following is condensed consolidating financial information for Genesis Energy, L.P. and subsidiary guarantors:

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	June 30, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$3	$—	$4,562	$869	$—	$5,434
Other current assets	613,364	—	326,932	25,866	(629,354)	336,808

Total current assets	613,367	—	331,494	26,735	(629,354)	342,242

Fixed Assets, at cost	—	—	298,773	75,511	—	374,284
Less: Accumulated depreciation	—	—	(109,702)	(8,107)	—	(117,809)

Net fixed assets	—	—	189,071	67,404	—	256,475

Goodwill	—	—	325,046	—	—	325,046
Other assets, net	13,385	—	295,354	164,521	(169,664)	303,596
Equity investees and other investments	—	—	335,404	—	—	335,404
Investments in subsidiaries	672,512	—	86,655	—	(759,167)	—

Total assets	$1,299,264	$—	$1,563,024	$258,660	$(1,558,185)	$1,562,763

LIABILITIES AND PARTNERS’ CAPITAL
Current liabiltiies	$1,801	$—	$869,931	$2,815	$(629,217)	$245,330
Senior secured credit facilities	406,000	—	—	—	—	406,000
Senior unsecured notes	250,000	—	—	—	—	250,000
Deferred tax liabilities	—	—	14,247	—	—	14,247
Other liabilities	—	—	5,723	169,473	(169,473)	5,723

Total liabilities	657,801	—	889,901	172,288	(798,690)	921,300

Partners’ capital	641,463	—	673,123	86,372	(759,495)	641,463

Total liabilities and partners’ capital	$1,299,264	$—	$1,563,024	$258,660	$(1,558,185)	$1,562,763

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$—	$5,082	$679	$—	$5,762
Other current assets	584,967	—	245,240	20,620	(604,051)	246,776

Total current assets	584,968	—	250,322	21,299	(604,051)	252,538

Fixed Assets, at cost	—	—	297,832	75,507	—	373,339
Less: Accumulated depreciation	—	—	(101,472)	(6,811)	—	(108,283)

Net fixed assets	—	—	196,360	68,696	—	265,056

Goodwill	—	—	325,046	—	—	325,046
Other assets, net	14,695	—	310,808	166,616	(171,458)	320,661
Equity investees and other investments	—	—	343,434	—	—	343,434
Investments in subsidiaries	682,641	—	83,323	—	(765,964)	—

Total assets	$1,282,304	$—	$1,509,293	$256,611	$(1,541,473)	$1,506,735

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,040	$—	$805,381	$2,172	$(603,879)	$206,714
Senior secured credit facilities	360,000	—	—	—	—	360,000
Senior unsecured notes	250,000	—	—	—	—	250,000
Deferred tax liabilities	—	—	15,193	—	—	15,193
Other liabilities	—	—	5,564	171,266	(171,266)	5,564

Total liabilities	613,040	—	826,138	173,438	(775,145)	837,471

Partners’ capital	669,264	—	683,155	83,173	(766,328)	669,264

Total liabilities and partners’ capital	$1,282,304	$—	$1,509,293	$256,611	$(1,541,473)	$1,506,735

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$698,343	$—	$—	$698,343
Refinery services	—	—	46,782	4,668	(2,087)	49,363
Pipeline transportation services	—	—	8,983	6,101	—	15,084

Total revenues	—	—	754,108	10,769	(2,087)	762,790

COSTS AND EXPENSES:
Supply and logistics costs	—	—	679,357	—	—	679,357
Refinery services operating costs	—	—	28,675	4,004	(2,415)	30,264
Pipeline transportation operating costs	—	—	4,210	146	—	4,356
General and administrative	—	—	8,380	—	—	8,380
Depreciation and amortization	—	—	13,604	649	—	14,253
Net loss on disposal of surplus assets	—	—	249	—	—	249

Total costs and expenses	—	—	734,475	4,799	(2,415)	736,859

OPERATING (LOSS) INCOME	—	—	19,633	5,970	328	25,931
Equity in earnings of joint ventures	—	—	592	—	—	592
Equity in earnings of subsidiaries	26,352	—	1,577	—	(27,929)	—
Interest (expense) income	(8,994)	—	4,241	(4,258)	—	(9,011)

(Loss) income before income taxes	17,358	—	26,043	1,712	(27,601)	17,512
Income tax (expense) benefit	—	—	30	(184)	—	(154)

NET (LOSS) INCOME	17,358	—	26,073	1,528	(27,601)	17,358
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$17,358	$—	$26,073	$1,528	$(27,601)	$17,358

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$404,892	$—	$—	$404,892
Refinery services	—	—	36,594	4,187	(2,560)	38,221
Pipeline transportation services	—	—	7,226	6,199	—	13,425

Total revenues	—	—	448,712	10,386	(2,560)	456,538

COSTS AND EXPENSES:
Supply and logistics costs	—	—	392,991	—	—	392,991
Refinery services operating costs	—	—	20,913	3,502	(2,625)	21,790
Pipeline transportation operating costs	—	—	2,916	197	—	3,113
General and administrative	—	—	6,801	—	—	6,801
Depreciation and amortization	—	—	12,958	648	—	13,606
Net loss on disposal of surplus assets	—	—	(62)	—	—	(62)

Total costs and expenses	—	—	436,517	4,347	(2,625)	438,239

OPERATING (LOSS) INCOME	—	—	12,195	6,039	65	18,299
Equity in earnings of joint ventures	—	—	363	—	—	363
Equity in earnings of subsidiaries	14,238	—	1,404	—	(15,642)	—
Interest (expense) income	—	—	585	(4,345)	—	(3,760)

(Loss) income before income taxes	14,238	—	14,547	1,694	(15,577)	14,902
Income tax (expense) benefit	—	—	(641)	(340)	—	(981)

NET (LOSS) INCOME	14,238	—	13,906	1,354	(15,577)	13,921
Net loss attributable to noncontrolling interests	—	—	317	—	—	317

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$14,238	$—	$14,223	$1,354	$(15,577)	$14,238

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended June 30, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$1,326,140	$—	$—	$1,326,140
Refinery services	—	—	94,292	9,148	(6,531)	96,909
Pipeline transportation services	—	—	16,904	12,635	—	29,539

Total revenues	—	—	1,437,336	21,783	(6,531)	1,452,588

COSTS AND EXPENSES:
Supply and logistics costs	—	—	1,300,721	—	—	1,300,721
Refinery services operating costs	—	—	58,193	8,224	(6,567)	59,850
Pipeline transportation operating costs	—	—	8,119	307	—	8,426
General and administrative	—	—	16,434	—	—	16,434
Depreciation and amortization	—	—	26,858	1,298	—	28,156
Net loss on disposal of surplus assets	—	—	238	—	—	238

Total costs and expenses	—	—	1,410,563	9,829	(6,567)	1,413,825

OPERATING (LOSS) INCOME	—	—	26,773	11,954	36	38,763
Equity in earnings of joint ventures	—	—	3,789	—	—	3,789
Equity in earnings of subsidiaries	42,060	—	3,293	—	(45,353)	—
Interest (expense) income	(17,672)	—	8,500	(8,538)	—	(17,710)

(Loss) income before income taxes	24,388	—	42,355	3,416	(45,317)	24,842
Income tax (expense) benefit	—	—	(234)	(220)	—	(454)

NET (LOSS) INCOME	24,388	—	42,121	3,196	(45,317)	24,388
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$24,388	$—	$42,121	$3,196	$(45,317)	$24,388

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended June 30, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$828,263	$—	$—	$828,263
Refinery services	—	—	65,773	6,540	(4,590)	67,723
Pipeline transportation services	—	—	14,263	12,820	—	27,083

Total revenues	—	—	908,299	19,360	(4,590)	923,069

COSTS AND EXPENSES:
Supply and logistics costs	—	—	809,048	—	—	809,048
Refinery services operating costs	—	—	36,766	5,617	(4,366)	38,017
Pipeline transportation operating costs	—	—	7,221	321	—	7,542
General and administrative	—	—	13,095	—	—	13,095
Depreciation and amortization	—	—	25,716	1,296	—	27,012
Net loss on disposal of surplus assets	—	—	18	—	—	18

Total costs and expenses	—	—	891,864	7,234	(4,366)	894,732

OPERATING (LOSS) INCOME	—	—	16,435	12,126	(224)	28,337
Equity in earnings of joint ventures	—	—	545	—	—	545
Equity in earnings of subsidiaries	21,123	—	3,175	—	(24,298)	—
Interest (expense) income	—	—	1,747	(8,711)	—	(6,964)

(Loss) income before income taxes	21,123	—	21,902	3,415	(24,522)	21,918
Income tax (expense) benefit	—	—	(1,332)	(340)	—	(1,672)

NET (LOSS) INCOME	21,123	—	20,570	3,075	(24,522)	20,246
Net loss attributable to noncontrolling interests	—	—	877	—	—	877

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$21,123	$—	$21,447	$3,075	$(24,522)	$21,123

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended June 30, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
Net cash provided by operating activities	$(45,998)	$—	$53,434	$1,971	$15	$9,422

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	—	—	(9,328)	—	—	(9,328)
Distributions from joint ventures - return of investment	52,189	—	6,096	—	(52,189)	6,096
Investments in joint ventures and other investments	—	—	(194)	—	—	(194)
Repayments on loan to non-guarantor subsidiary	—	—	1,796	—	(1,796)	—
Other, net	—	—	1,041	—	—	1,041

Net cash used in investing activities	52,189	—	(589)	—	(53,985)	(2,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	267,900	—	—	—	—	267,900
Bank repayments	(221,900)	—	—	—	—	(221,900)
Distributions to partners/owners	(52,189)	—	(52,189)	—	52,189	(52,189)
Other, net	—	—	(1,176)	(1,781)	1,781	(1,176)

Net cash provided by (used in) financing activities	(6,189)	—	(53,365)	(1,781)	53,970	(7,365)

Net increase (decrease) in cash and cash equivalents	2	—	(520)	190	—	(328)
Cash and cash equivalents at beginning of period	1	—	5,082	679	—	5,762

Cash and cash equivalents at end of period	$3	$—	$4,562	$869	$—	$5,434

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended June 30, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
Net cash provided by operating activities	$1,002	$—	$8,463	$2,236	$(988)	$10,713

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	—	—	(5,952)	(28)	—	(5,980)
Distributions from joint ventures - return of investment	32,761	—	180	—	(32,761)	180
Investments in joint ventures and other investments	1,639	—	—	—	(1,639)	—
Repayments on loan to non-guarantor subsidiary	—	—	1,623	—	(1,623)	—
Other, net	—	—	640	—	—	640

Net cash used in investing activities	34,400	—	(3,509)	(28)	(36,023)	(5,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	—	—	345,029	—	—	345,029
Bank repayments	—	—	(307,029)	—	—	(307,029)
Credit facility and senior unsecured notes issuance fees	—	—	(7,428)	—	—	(7,428)
Issuance of ownership interests to partners for cash	(1,639)	—	37	—	1,639	37
Noncontrolling interests contributions, net of distributions	—	—	—	—	(3)	(3)
Distributions to partners/owners	(33,763)	—	(33,766)	—	33,766	(33,763)
Other, net	—	—	(511)	(1,609)	1,609	(511)

Net cash provided by (used in) financing activities	(35,402)	—	(3,668)	(1,609)	37,011	(3,668)

Net increase (decrease) in cash and cash equivalents	—	—	1,286	599	—	1,885
Cash and cash equivalents at beginning of period	2	—	3,884	262	—	4,148

Cash and cash equivalents at end of period	$2	$—	$5,170	$861	$—	$6,033